UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022 (October 31, 2022)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.07 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Reverse Stock Split

On October 31, 2022, the shareholders of Quotient Limited (the “Company”) voting at the Company’s 2022 annual general meeting (the “AGM”) approved by special resolution a variation in the rights attaching to Company’s ordinary shares, nil par value per share (the “Ordinary Shares”) so that the Company, acting by its board of directors (the “Board”), will have the power to undertake a reverse stock split of all of the issued and outstanding Ordinary Shares of the Company at the time of such reverse stock split (the “Reverse Stock Split”), at such ratio as determined by the Board, subject to certain conditions. On October 23, 2022, the Board approved the Reverse Stock Split at a ratio of one-for-40, subject to approval by the shareholders of the Company.

As a result of the reverse stock split, every forty shares of the Company’s Ordinary Shares issued and outstanding was automatically reclassified into one Ordinary Share. The Reverse Stock Split did not modify any rights or preferences of the Ordinary Shares. No fractional shares will be issued in connection with the reverse split. The Company’s transfer agent will aggregate all fractional shares held by the Company’s shareholders into whole shares and arrange for them to be sold on the open market at prevailing prices. In lieu of fractional shares, shareholders will receive a cash payment equal to their allocable share of the total proceeds of these sales.

The Reverse Stock Split affected all record holders of Ordinary Shares uniformly and did not affect any record holder’s percentage ownership interest, except for de minimis changes as a result of the elimination of fractional shares.

The Reverse Stock Split became effective on November 2, 2022 at 5:01 p.m. Eastern Time. The Ordinary Shares began trading on the NASDAQ Global Market (“NASDAQ”) on a post-split basis on November 3, 2022, with a new CUSIP number: G73268149. No change was made to the trading symbol for the Ordinary Shares, “QTNT”, in connection with the Reverse Stock Split.

Under Jersey law, special resolutions of the Company’s shareholders to approve the variation of the rights attaching to the Ordinary Shares in connection with the Reverse Stock Split will be filed with the Companies Registry in Jersey within 21 days of its passage. The failure to file such special resolutions does not affect the effectiveness of the Reverse Stock Split.

Amendment to the Articles of Association

On October 31, 2022, the shareholders of the Company approved the alteration of the articles of association of the Company by the deletion of article 20.9 of the articles of association in its entirety and the insertion in its place of a new article 20.9 whereby for the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its Board may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting. The Company filed the special resolutions amending article 20.9 with the Companies Registry in Jersey on October 31, 2022.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 31, 2022, the annual general meeting of shareholders (the “Annual Meeting”) of the Company was held at which 91,195,184 of the Company’s Ordinary Shares were represented in person or by proxy, representing approximately 67,15% of the Company’s issued and outstanding Ordinary Shares entitled to vote. At the Annual

Meeting, resolutions were submitted to the votes of shareholders for (i) the re-election of seven directors of the Company, (ii) the approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section of the Company’s definitive proxy statement, dated September 8, 2022, as amended or supplemented from time to time (the “Proxy Statement”), and the related compensation tables, notes and narrative discussion, (iii) the approval of the Fourth Amended and Restated 2014 Stock Incentive Plan, which reflects amendments to the Third Amended and Restated 2014 Stock Incentive Plan to (a) increase the number of Ordinary Shares authorized for issuance by 10,000,000 shares, and (b) remove the “evergreen” provision pursuant to which the aggregate number of shares authorized for issuance automatically increases each year; (iv) the re-appointment of Ernst & Young LLP as auditors to hold office from the conclusion of the Annual Meeting until the next annual general meeting of shareholders to be held in 2023, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and the authorization of the directors to determine the fees to be paid to the auditors; (v) the variation of the rights attaching to the Ordinary Shares of the Company so that the Company, acting by its Board, shall have the power to undertake the Reverse Stock Split; and (vi) the alteration of the articles of association of the Company by the deletion of article 20.9 in its entirety and the insertion in its place of a new article 20.9 whereby for the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its board of directors may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting. These matters are described in more detail in the Proxy Statement.

The final voting results on these proposals are as follows:

To re-elect seven members to the Board of Directors

Director Nominees	Votes For	Votes With held	Broker Non-Votes
Manuel O. Méndez Muñiz	63,078,532	966,384	27,150,268
Thomas Aebischer	63,625,745	419,171	27,150,268
Sophie Bechu	63,583,266	461,650	27,150,268
Isabelle Buckle	41,377,714	22,667,202	27,150,268
Frederick Hallsworth	42,298,951	21,745,965	27,150,268
Catherine Larue	62,948,118	1,096,798	27,150,268
Heino von Prondzynski	56,434,595	7,610,321	27,150,268

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
A non-binding, advisory vote on the compensation paid to the Company’s named executive officers, as described in the “Executive Compensation - Compensation Discussion and Analysis” section of the Company’s Proxy Statement and the related compensation tables, notes and narrative discussion	8,894,242	55,026,786	123,888	27,150,268

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Proposal to approve the Fourth Amended and Restated 2014 Stock Incentive Plan, which reflects amendments to the Third Amended and Restated 2014 Stock Incentive Plan to (a) increase the number of ordinary shares authorized for issuance by 10’000’000 shares, and (b) remove the “evergreen” provision pursuant to which the aggregate number of shares authorized for issuance automatically increases each year.	45,358,739	18,574,779	111,398	27,150,268

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Proposal to re-appoint Ernst & Young LLP as the Company’s auditors from the conclusion of this meeting until the next Annual General Meeting of the Company to be held in 2023, to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.	90,413,515	550,361	231,308	0

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Proposal to vary the rights attaching to the common stock of the Company (ordinary shares) so that the Company acting by its board of directors shall have the power to undertake a reverse stock split (consolidation) of all of the ordinary shares in the capital of the Company in issue at the time of such reverse stock split, at such ratio as shall be determined by the board of directors of the Company, without further approval or authorization of the shareholders (the “Reverse Stock Split”), such power to be subject to the following conditions: (a) the ratio of the Reverse Stock Split must be a whole number between 1-for-10 and 1-for 40; (b) the Reverse Stock Split must be completed no later than the one year anniversary of the date of the Annual General Meetings; (c) with the exact ratio to be set within that range at the discretion of the board of directors, without further approval or authorization of the shareholders, and (d) to the extent the Reverse Stock Split causes any shareholder to hold a fractional number of shares, such fractions shall be dealt with in accordance with article 11.2 of the articles of association of the Company.	85,821,483	5,246,723	126,978	0

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Proposal to delete article 20.9 in its entirety from the articles of association of the Company and to insert in its place of a new article 20.9 whereby for the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its board of directors may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting.	61,334,890	2,295,448	414,578	27,150,268

Item 8.01.	Other Events.

Reverse Stock Split

On October 31, 2022, the Company issued a press release announcing the effective date of the Reverse Stock Split. On November 2, 2022, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Nominating and Corporate Governance Committee of the Board

Effective October 31, 2022, Thomas Aebischer was appointed to the Nominating and Corporate Governance Committee of the Board. As a result, the Nominating and Corporate Governance Committee is composed of Isabelle Buckle, Thomas Aebischer and Heino von Prodzynski, who continues to serve as the Chair. The Board also approved a change to the charter of the Nominating and Corporate Governance Committee reducing the minimum number of members from three to two members.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of the Company on October 31, 2022.

99.2	Press Release of the Company on November 2, 2022.

Exhibit 104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 4, 2022

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Chief Executive Officer